UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2016
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FIBROCELL SCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341
(Address of principal executive offices and zip code)

(484) 713-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 21, 2016, Fibrocell Science, Inc. (the “Company”) entered into a Controlled Equity Offering™ Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) to implement an "at-the-market" equity program under which the Company from time to time may offer and sell shares of its common stock, par value $0.001 per share, having an aggregate offering price of up to $50,000,000 (the “Shares”) through Cantor Fitzgerald.

Subject to the terms and conditions of the Agreement, Cantor Fitzgerald will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions. The Company has no obligation to sell any of the Shares, and may at any time suspend sales under the Agreement or terminate the Agreement in accordance with its terms. The Company has provided Cantor Fitzgerald with customary indemnification rights, and Cantor Fitzgerald will be entitled to a fixed commission of up to 3.0% of the gross proceeds from Shares sold.

Sales of the Shares under the Agreement will be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions, including on The NASDAQ Capital Market, at market prices or as otherwise agreed with the Cantor Fitzgerald.

This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

A Registration Statement for the Shares has been filed with the Securities and Exchange Commission but has not yet become effective. The Shares being registered may not be sold, nor may offers to buy be accepted, prior to the time the shelf registration statement becomes effective. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

Item 8.01 Other Events.
On January 21, 2016, the Company announced that it successfully completed a proof-of-concept study for FCX-013 in which the primary objective was to determine whether the product candidate had the potential to reduce dermal thickness in fibrotic tissue.  In this study, FCX-013 was evaluated in a bleomycin-induced scleroderma model, utilizing SCID (severe combined immunodeficiency) mice. Data from the study demonstrated that FCX-013 reduced the dermal thickness of fibrotic tissue to levels similar to non-bleomycin (saline) treated skin and further reduced the thickness of the sub-dermal muscle layer.  The Company will now advance FCX-013 into dose ranging studies for product optimization and, based on its current pre-clinical development plans, now expects to submit an Investigational New Drug (IND) application for FCX-013 to the U.S. Food and Drug Administration in 2017.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

10.1	Sales Agreement, dated January 21, 2016, by and between Fibrocell Science, Inc., and Cantor Fitzgerald & Co.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.
By:	/s/ Keith A. Goldan
Keith A. Goldan
SVP and Chief Financial Officer
Date: January 21, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sales Agreement, dated January 21, 2016, by and between Fibrocell Science, Inc., and Cantor Fitzgerald & Co.